                                                            EXHIBIT 3.2



                           AMENDED AND RESTATED BYLAWS
                                       OF
                                 LOUDCLOUD, INC.

                    amended and restated on February 26, 2002




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                                TABLE OF CONTENTS

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ARTICLE 1....................................................................... 1
1.1      ANNUAL MEETINGS........................................................ 1
1.2      ADVANCE NOTICE PROCEDURES.............................................. 1
1.3      SPECIAL MEETINGS....................................................... 3
1.4      NOTICE OF MEETINGS..................................................... 3
1.5      ADJOURNMENTS........................................................... 3
1.6      QUORUM................................................................. 3
1.7      ORGANIZATION........................................................... 4
1.8      VOTING; PROXIES........................................................ 4
1.9      FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD................ 4
1.10     LIST OF STOCKHOLDERS ENTITLED TO VOTE.................................. 5
1.11     ACTION BY CONSENT OF STOCKHOLDERS...................................... 5

ARTICLE 2....................................................................... 6
2.1      POWERS................................................................. 6
2.2      NUMBER; QUALIFICATIONS................................................. 6
2.3      ELECTION AND TERM OF OFFICE OF DIRECTORS............................... 6
2.4      RESIGNATION AND VACANCIES.............................................. 7
2.5      REMOVAL................................................................ 7
2.6      REGULAR MEETINGS....................................................... 7
2.7      SPECIAL MEETINGS....................................................... 7
2.8      TELEPHONIC MEETINGS PERMITTED.......................................... 8
2.9      QUORUM; VOTE REQUIRED FOR ACTION....................................... 8
2.10     ORGANIZATION........................................................... 8
2.11     INFORMAL ACTION BY DIRECTORS........................................... 8

ARTICLE 3....................................................................... 8
3.1      COMMITTEES............................................................. 8
3.2      COMMITTEE RULES........................................................ 9

ARTICLE 4....................................................................... 9
4.1      EXECUTIVE OFFICERS; ELECTION; QUALIFICATIONS; TERM  OF
         OFFICE; RESIGNATION; REMOVAL; VACANCIES................................ 9
4.2      POWERS AND DUTIES OF EXECUTIVE OFFICERS................................ 9

ARTICLE 5.......................................................................10
5.1      CERTIFICATES...........................................................10
5.2      LOST, STOLEN OR DESTROYED  STOCK  CERTIFICATES; ISSUANCE
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                               TABLE OF CONTENTS
                                   (continued)

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         OF NEW CERTIFICATES....................................................10
ARTICLE 6.......................................................................10
6.1      INDEMNIFICATION OF DIRECTORS AND OFFICERS..............................10
6.2      INDEMNIFICATION OF OTHERS..............................................11
6.3      PREPAYMENT OF EXPENSES.................................................11
6.4      DETERMINATION; CLAIMS..................................................11
6.5      NON-EXCLUSIVITY OF RIGHTS..............................................11
6.6      INSURANCE..............................................................11
6.7      OTHER INDEMNIFICATION..................................................12
6.8      AMENDMENT OR REPEAL....................................................12
ARTICLE 7.......................................................................12
7.1      FISCAL YEAR............................................................12
7.2      SEAL...................................................................12
7.3      WAIVER OF NOTICE OF MEETINGS OF STOCKHOLDERS,
         DIRECTORS AND COMMITTEES...............................................12
7.4      INTERESTED DIRECTORS; QUORUM...........................................13
7.5      FORM OF RECORDS........................................................13
7.6      AMENDMENT OF BYLAWS....................................................13
ARTICLE 8.......................................................................13
8.1      FRONTERA MERGER........................................................13

APPENDIX A.....................................................................A-1
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                                      -ii-

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                           AMENDED AND RESTATED BYLAWS

                                       OF

                                 LOUDCLOUD, INC.

                 (amended and restated as of February 26, 2002)

                                    ARTICLE 1

                                  STOCKHOLDERS

     1.1 ANNUAL MEETINGS

     An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors from time to time. Any other proper business may be transacted at the annual meeting.

     1.2 ADVANCE NOTICE PROCEDURES

     (a) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be: (A) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (B) otherwise properly brought before the meeting by or at the direction of the board of directors, or (C) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than one hundred twenty
(120) calendar days before the one year anniversary of the date on which the corporation first mailed its proxy statement to stockholders in connection with the previous year's annual meeting of stockholders; provided, however, that in the event that no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than thirty (30) days from the from the prior year, notice by the stockholder to be timely must be so received not later than the close of business on the later of one hundred twenty (120) calendar days in advance of such annual meeting and ten (10) calendar days following the date on which public announcement of the date of the meeting is first made. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business,

(iii) the class and number of shares of the corporation that are beneficially owned by the stockholder, (iv) any material interest of the stockholder in such business, and (v) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "1934 Act"), in his capacity as a proponent to a stockholder proposal. Notwithstanding the foregoing, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholder's meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (a). The chairman of the annual meeting shall, if the facts warrant, determine and declare at the meeting that business was not properly brought before the meeting and in accordance with the provisions of this paragraph (a), and, if he should so determine, he shall so declare at the meeting that any such business not properly brought before the meeting shall not be transacted.

     (b) Only persons who are nominated in accordance with the procedures set forth in this paragraph (b) shall be eligible for election as directors. Nominations of persons for election to the board of directors of the corporation may be made at a meeting of stockholders by or at the direction of the board of directors or by any stockholder of the corporation entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this paragraph (b). Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the secretary of the corporation in accordance with the provisions of paragraph (a) of this Section 1.2. Such stockholder's notice shall set forth
(i) as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the corporation that are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected); and (ii) as to such stockholder giving notice, the information required to be provided pursuant to paragraph (a) of this Section 1.2. At the request of the board of directors, any person nominated by a stockholder for election as a director shall furnish to the secretary of the corporation that information required to be set forth in the stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this paragraph (b). The chairman of the meeting shall, if the facts warrants, determine and declare at the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if he should so determine, he shall so declare at the meeting, and the defective nomination shall be disregarded.

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     These provisions shall not prevent the consideration and approval or disapproval at an annual meeting of reports of officers, directors and committees of the board of directors, but in connection therewith no new business shall be acted upon at any such meeting unless stated, filed and received as herein provided. Notwithstanding anything in these bylaws to the contrary, no business brought before a meeting by a stockholder shall be conducted at an annual meeting except in accordance with procedures set forth in this Section 1.2.

     1.3 SPECIAL MEETINGS

     A special meeting of the stockholders may be called at any time by the board of directors, the chairman of the board, the vice chairman of the board or the president, but such special meetings may not be called by any other person or persons. Only such business shall be considered at a special meeting of stockholders as shall have been stated in the notice for such meeting.

     1.4 NOTICE OF MEETINGS

     Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the certificate of incorporation or these bylaws, the written notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

     1.5 ADJOURNMENTS

     Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     1.6 QUORUM

     Except as otherwise provided by law, the certificate of incorporation or these bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum. In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 1.5 of these bylaws until a quorum shall attend. Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

     1.7 ORGANIZATION

     Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

     1.8 VOTING; PROXIES

     Except as otherwise provided by the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the corporation. Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors of election unless so determined by the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote thereon which are present in person or by proxy at such meeting. At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect. All other elections and questions shall, unless otherwise provided by law, the certificate of incorporation or these bylaws, be decided by the vote of the holders of shares of stock having a majority of the votes which could be cast by the holders of all shares of stock entitled to vote thereon which are present in person or represented by proxy at the meeting.

     1.9 FIXING DATE FOR DETERMINATION OF STOCKHOLDERS OF RECORD

     In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action, shall not be more than sixty (60) days prior to such other action. If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and
(3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     1.10 LIST OF STOCKHOLDERS ENTITLED TO VOTE

     The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they shall be ineligible for election to any office at such meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

     1.11 ACTION BY CONSENT OF STOCKHOLDERS

     Subject to the rights of the holders of the shares of any series of Preferred Stock or any other class of stock or series thereof having a preference over the Common Stock as dividend or upon liquidation, any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of stockholders of the corporation and may not be effected by any consent in writing by such stockholders.

                                    ARTICLE 2

                               Board of Directors

     2.1 POWERS

     Subject to the provisions of the General Corporation Law of Delaware and to any limitations in the certificate of incorporation or these bylaws relating to action required to be approved by the stockholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the board of directors.

     2.2 NUMBER; QUALIFICATIONS

     The Board of Directors shall consist of one (1) or more members, the number thereof to be determined from time to time by resolution of the Board of Directors. Directors need not be stockholders.

     2.3 ELECTION AND TERM OF OFFICE OF DIRECTORS

     Except as provided in Section 2.4 of these bylaws, directors shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified; except that if any such election shall not be so held, such election shall take place at a stockholders' meeting called and held in accordance with the Delaware General Corporation Law.

     The directors of the corporation shall be divided into three classes as nearly equal in size as is practicable, hereby designated Class I, Class II and Class III. The term of office of the initial Class I directors shall expire at the first regularly-scheduled annual meeting of the stockholders following the effective date of these bylaws (the "Effective Date"), the term of office of the initial Class II directors shall expire at the second annual meeting of the stockholders following the Effective Date and the term of office of the initial Class III directors shall expire at the third annual meeting of the stockholders following the Effective Date. For the purposes hereof, the initial Class I, Class II and Class III directors shall be those directors so designated by the Board of Directors and elected by the stockholders prior to the Effective Date. At each annual meeting of stockholders, commencing with the first regularly-scheduled annual meeting of stockholders following the Effective Date, each of the successors elected to replace the directors of a Class whose term shall have expired at such annual meeting shall be elected to hold office until the third annual meeting next succeeding his or her election and until his or her respective successor shall have been duly elected and qualified. If the number of directors is hereafter changed, any newly created directorships or decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as is practicable, provided that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     2.4 RESIGNATION AND VACANCIES

     Any director may resign effective on giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors, unless the notice specifies a later time for that resignation to become effective. If the resignation of a director is effective at a future time, the board of directors may elect a successor to take office when the resignation becomes effective. Each director so elected shall hold office until the expiration of the term of office of the director whom he has replaced and until a successor has been elected and qualified.

     Vacancies occurring on the Board of Directors for any reason and newly created directorships resulting from an increase in the authorized number of directors may be filled only by vote of a majority of the remaining members of the Board of Directors, although less than a quorum, at any meeting of the Board of Directors. A person so elected by the Board of Directors to fill a vacancy or newly created directorship shall hold office until the next election of the Class for which such director shall have been chosen and until his or her successor shall have been duly elected and qualified.

     If at any time, by reason of death or resignation or other cause, the corporation should have no directors in office, then any officer or any stockholder or an executor, administrator, trustee or guardian of a stockholder, or other fiduciary entrusted with like responsibility for the person or estate of a stockholder, may call a special meeting of stockholders in accordance with the provisions of the certificate of incorporation or these bylaws, or may apply to the Court of Chancery for a decree summarily ordering an election as provided in Section 211 of the General Corporation Law of the State of Delaware (relating to meetings of stockholders).

     2.5 REMOVAL

     Any director may be removed from office by the stockholders of the corporation only for cause.

     2.6 REGULAR MEETINGS

     Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined notices thereof need not be given.

     2.7 SPECIAL MEETINGS

     Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the President, any Vice President, the Secretary, or by any member of the Board of Directors. Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least twenty-four (24) hours before the special meeting.

     2.8 TELEPHONIC MEETINGS PERMITTED

     Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.

     2.9 QUORUM; VOTE REQUIRED FOR ACTION

     At all meetings of the Board of Directors a majority of the whole Board of Directors shall constitute a quorum for the transaction of business. Except in cases in which the certificate of incorporation or these bylaws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     2.10 ORGANIZATION

     Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the President, or in their absence by a chairman chosen at the meeting. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

     2.11 INFORMAL ACTION BY DIRECTORS

     Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

                                    ARTICLE 3

                                   COMMITTEES

     3.1 COMMITTEES

     The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committees to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.

     3.2 COMMITTEE RULES

     Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these bylaws.

                                    ARTICLE 4

                                    OFFICERS

     4.1 EXECUTIVE OFFICERS; ELECTION; QUALIFICATIONS; TERM OF OFFICE; RESIGNATION; REMOVAL; VACANCIES

     The Board of Directors shall elect a President and Secretary, and it may, if it so determines, choose a Chairman of the Board and a Vice Chairman of the Board from among its members. The Board of Directors may also choose one or more Vice Presidents, one or more Assistant Secretaries, a Treasurer and one or more Assistant Treasurers. Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his election, and until his successor is elected and qualified or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation. The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation. Any number of offices may be held by the same person. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

     4.2 POWERS AND DUTIES OF EXECUTIVE OFFICERS

     The officers of the corporation shall have such powers and duties in the management of the corporation as may be prescribed by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors. The

Board of Directors may require any officer, agent or employee to give security for the faithful performance of his duties.

                                    ARTICLE 5

                                      Stock

     5.1 CERTIFICATES

     Every holder of stock shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman or Vice Chairman of the Board of Directors, if any, or the President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, of the corporation, certifying the number of shares owned by him in the corporation. Any of or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

     5.2 LOST, STOLEN OR DESTROYED STOCK CERTIFICATES; ISSUANCE OF NEW CERTIFICATES

     The corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

                                   ARTICLE 6

                                 Indemnification

     6.1 INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The corporation shall indemnify and hold harmless, to the fullest extent permitted by the General Corporation Law of Delaware as it presently exists or may hereafter be amended, any director or officer of the corporation who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding") by reason of the fact that he, or a person for whom he is the legal representative, is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such action, suit, or proceeding. The corporation shall be required to indemnify a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the corporation.

     6.2 INDEMNIFICATION OF OTHERS

     The corporation shall have the power to indemnify and hold harmless, to the extent permitted by the General Corporation Law of Delaware as it presently exists or may hereafter be amended, any employee or agent of the corporation who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding by reason of the fact that he, or a person for whom he is the legal representative, is or was an employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such action, suit, or proceeding.

     6.3 PREPAYMENT OF EXPENSES

     The corporation shall pay the expenses incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article 6 or otherwise.

     6.4 DETERMINATION; CLAIMS

     If a claim for indemnification or payment of expenses under this Article 6 is not paid in full within sixty (60) days after a written claim therefor has been received by the corporation the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

     6.5 NON-EXCLUSIVITY OF RIGHTS

     The rights conferred on any person by this Article 6 shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

     6.6 INSURANCE

     The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the General Corporation Law of Delaware.

     6.7 OTHER INDEMNIFICATION

     The corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

     6.8 AMENDMENT OR REPEAL

     Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

                                   ARTICLE 7

                                  MISCELLANEOUS

     7.1 FISCAL YEAR

     The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

     7.2 SEAL

     The corporate seal shall have the name of the corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.

     7.3 WAIVER OF NOTICE OF MEETINGS OF STOCKHOLDERS, DIRECTORS AND COMMITTEES

     Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

     7.4 INTERESTED DIRECTORS; QUORUM

     No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer in present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

     7.5 FORM OF RECORDS

     Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

     7.6 AMENDMENT OF BYLAWS

     These bylaws may be altered or repealed, and new bylaws made, by the Board of Directors, but the stockholders may make additional bylaws and may alter and repeal any bylaws whether adopted by then or otherwise.

                                   ARTICLE 8

                                RESTRICTED SHARES

     8.1 FRONTERA MERGER

     All shares of the common stock of the Company issuable upon consummation of the merger (the "Frontera Merger") provided for pursuant to the Agreement and Plan of Merger and

Reorganization, dated February 27, 2002, by and among this corporation, Frontera Corporation ("Frontera"), Wild West Acquisition Corporation and certain other parties, as such agreement may be amended from time to time (such merger agreement, the "Frontera Merger Agreement"), shall be subject to the restrictions set forth in Appendix A to these bylaws.

                                   Appendix A

     1. General Restrictions. Except as consented to in writing by Loudcloud, Inc. ("Loudcloud") in its sole and absolute discretion, until the one hundred and eightieth (180th) day after the Closing Date (the "Release Date"), the Restricted Holders shall not (x) effect an offer, pledge, sale, contract of sale, short sale, sale of any option or contract to purchase, purchase of any option or contract to sell, grant of any option, right or warrant to purchase, gift or other transfer or disposition of, directly or indirectly, any of the shares of Loudcloud Common Stock issued to them upon consummation of the Frontera Merger or issuable (i) upon exercise of the Assumed Warrant pursuant to the terms of the Frontera Merger Agreement or (ii) pursuant to the terms of the Transition Services Agreements (such shares, including the shares held in the Escrow Fund pursuant to Article VII of the Frontera Merger Agreement, the "Frontera Merger Shares") or (y) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any Frontera Merger Shares (regardless of whether any of the transactions described in clause (x) or (y) (each, a "Disposition") are to be settled by the delivery of Frontera Merger Shares, or such other securities, in cash or otherwise). Loudcloud shall be authorized to cause its transfer agent to decline to transfer and/or to note stop transfer restrictions on the transfer books and records of Loudcloud with respect to any of the Frontera Merger Shares.

     2. Sequential Lapse of Restrictions. Beginning on the Release Date and ending on the one hundred and eightieth (180th) day after the Release Date, the Restricted Holders shall not make any Disposition or Dispositions which, in the aggregate, during either of the two ninety (90) day periods following the Release Date (each such period, the "Restrictive Period"), exceed 15% of the Loudcloud's aggregate trading volume on the Nasdaq National Market for the immediately prior ninety (90) day period; provided, however that the trading volume reported by Nasdaq shall be divided by two to adjust for Nasdaq's double counting of sales and purchases. All restrictions contained in this Appendix A will lapse in full on the first anniversary of the Closing Date. Frontera Merger Shares shall be released from trading restrictions pursuant to this Section 2 at the beginning of each Restrictive Period in relation to each Restricted Holder's Pro Rata Portion of Frontera Merger Shares (such pro rata portion, the "Disposition Threshold").

     3. Certificates. The certificates representing the Frontera Merger Shares shall bear a legend in substantially the following form:

          THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER INCLUDING A 12-MONTH LOCKUP AGREEMENT IN CONNECTION WITH A MERGER AS SET FORTH IN THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION DATED FEBRUARY 27, 2002 BY AND AMONG LOUDCLOUD, INC., WILD WEST ACQUISITION CORPORATION, FRONTERA CORPORATION AND CERTAIN OTHER PARTIES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER

          RESTRICTIONS ARE BINDING ON TRANSFEREES OF THESE SHARES. SUCH TRANSFER RESTRICTIONS SHALL TERMINATE IN FULL ON ______________, 2003.

     4. Legend Removal. Following the Release Date, at a Restricted Holder's written request to Loudcloud, Loudcloud will cause its transfer agent to promptly remove the legends required by this Appendix A from certificates representing Frontera Merger Shares up to (i) such Restricted Holder's Disposition Threshold for a particular Restrictive Period, at any time prior to the end of the second Restrictive Period (provided that such request is made in connection with a Disposition) or (ii) all such Frontera Merger Shares, at any time after the end of the second Restrictive Period. At the end of the second Restrictive Period, Loudcloud shall cause its transfer agent to promptly remove all stop transfer instructions from all Frontera Merger Shares.

     5. Loudcloud Section 16 Officers. Loudcloud shall cause each of its "officers," as defined in Rule 16-a of the Securities Exchange Act of 1934 (the "Loudcloud Officers"), to enter into agreements to be bound by the restrictions on sales and other transfers set forth in Section 1.

     6. Block Trades. Notwithstanding the restrictions set forth above, the Restricted Holders and the Loudcloud Officers may enter into block trades approved in advance in writing by Loudcloud; provided, however, that Loudcloud may not refuse to consent to a proposed block trade by a Restricted Holder if it has previously consented to a block trade by a Loudcloud Officer of an equivalent number of shares of Loudcloud Common Stock and that Loudcloud may not consent to a proposed block trade by a Loudcloud Officer if it has previously refused to consent to a block trade by a Restricted Holder of an equivalent number of shares of Loudcloud Common Stock.

     7. Termination Upon Change of Control. Sections 1, 2 and 3 shall terminate upon a Change of Control of Loudcloud. A "Change of Control of Loudcloud" means either (a) the acquisition of all or substantially all of the assets of Loudcloud or (b) the acquisition of Loudcloud by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation) that results in the voting securities of Loudcloud outstanding immediately prior thereto failing to represent immediately after such transaction or series of transactions (either by remaining outstanding or by being converted into voting securities of the surviving entity or the entity that controls such surviving entity) a majority of the total voting power represented by the outstanding voting securities of Loudcloud, such surviving entity or the entity that controls such surviving entity.

     8. Certain Definitions. For purposes of this Appendix A, the following terms shall have the following meanings:

          "Assumed Warrant" shall mean the outstanding warrant to purchase up to 698,515 shares of Frontera's Series B Preferred Stock issued by Frontera to America Online Inc.

          "Closing Date" shall mean the closing date provided for by the Frontera Merger Agreement.

          "Escrow Fund" shall mean the escrow fund provided for by the Frontera Merger Agreement.

          "Effective Time" shall mean the time at which the Frontera Merger becomes effective under the laws of the State of Delaware.

          "Pro Rata Portion of Frontera Merger Shares" shall mean with respect to each Restricted Holder an amount equal to the quotient obtained by dividing (x) the number of Frontera Merger Shares held by, or issuable upon exercise of the Assumed Warrant held by, such Restricted Holder by (y) the Frontera Merger Shares.

          "Restricted Holders" means the stockholders of Frontera and the holder of the Assumed Warrant (if the Assumed Warrant is outstanding at the Effective Time).